EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of U Matrin Worldwide Sdn. Bhd. on Form S-1 to be filed on or about May 11, 2016 of our report dated January 6, 2016. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC

Astoria, New York

May 11, 2016